FIRST AMENDMENT TO AMENDED AND RESTATED
                          CREDIT AGREEMENT

     This FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this "First Amendment") is entered into effective as of the 3rd day of January, 1996, by and among THOMAS NELSON, INC., a Tennessee corporation ("Nelson"), SUNTRUST BANK, NASHVILLE, N. A. (formerly known as Third National Bank in Nashville), a national banking association ("SunTrust"), the other banks and lending institutions listed on the signature pages hereof and any assignees of SunTrust or such other banks and lending institutions that become "Lenders" (SunTrust and such other banks, lending institutions and assignees are referred to collectively herein as the "Lenders"), and SUNTRUST BANK, NASHVILLE, N. A. (formerly known as Third National Bank in Nashville), in its capacity as agent for the Lenders (the "Agent").

     WHEREAS, Lenders and Agent have entered into an Amended and Restated Credit Agreement dated as of December 13, 1995 with Nelson (as amended or otherwise modified from time to time, the "Credit Agreement") wherein Lenders agreed to extend certain financial accommodations to Nelson;

     WHEREAS, Nelson has requested  that Lenders amend the Credit
Agreement,  and   Lenders  are  willing  to   modify  the  Credit
Agreement, upon the terms contained herein.

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which are mutually acknowledged, the parties hereby amend the Credit Agreement as follows:

     1. Defined Terms. All capitalized terms not otherwise defined in this First Amendment, including its preamble and recitals, shall have the meanings set forth in the Credit Agreement. All capitalized terms shall be equally applicable to the singular and plural forms thereof and to any gender form thereof.

     2.   Dividend  Amendment.   Section  11.04  of   the  Credit
Agreement is hereby deleted in its entirety and the following inserted in its place:

     "Section 11.04. Dividends, Etc. Declare or pay any dividend on its capital stock, or make any payment to purchase, redeem, retire or acquire any of its Subordinated Debt or capital stock or any option, warrant, or other right to acquire such Subordinated Debt or capital stock, other than:

     (a)  dividends payable solely in shares of capital stock;

     (b) cash dividends declared and paid, and all other such payments made, after March 31, 1995 in an aggregate amount at any time not to exceed the sum of (i) $5,000,000, plus (ii) fifty percent (50%) of Consolidated Net Income (or minus one hundred percent (100%) of Consolidated Net Loss) earned during Nelson's 1995 fiscal year and thereafter on a cumulative basis (such period to be treated as one accounting period);

     (c) dividends payable solely to Nelson by any Subsidiary of Nelson, provided that the payment of such dividends to Nelson shall in no event affect the limitations imposed upon Nelson as set forth in Section 11.04(b);

     (d) redemption of Subordinated Debt upon the exercise of conversion rights contained in the Indenture; and

     (e) payment of Subordinated Debt at maturity as set forth in the Indenture,

provided, however, no such dividend or other payment may be declared or paid pursuant to Section 11.04(b) unless (A) the full amount of any mandatory prepayment required by Article II has been made, and (B) no Default or Event of Default exists at the time of such declaration or payment, or would exist as a result of such declaration or payment."

     3.   Note  Purchase Agreement Amendment. Section 9.07(p) and
Section 9.07 (q) of the Credit Agreement are hereby deleted in their entirety and the following inserted in their place:

     "(p) Asset sales. At any time that the aggregate amount of Asset Sales made by the Consolidated Companies after December 13, 1995 exceeds $2,500,000 (based on the Asset Values), prompt notice of any additional Asset Sale or related series of Asset Sales involving Asset Values of $100,000 or more;

     (q) Note Purchase Agreement. True and complete copies of that certain Note Purchase Agreement by and among Nelson, The Prudential Insurance Company of America and MetLife dated as of January 3, 1996, together with true and complete copies of any amendments thereto, promptly upon execution of same; and

     (r) Other Information. With reasonable promptness, such other information about the Consolidated Companies as the Agent or any Lender may reasonably request from time to time."

     4. Senior Debt Amendment. The definition of Senior Debt set forth in Article I of the Credit Agreement is hereby deleted in its entirety and the following inserted in its place:

     ""Senior Debt" shall mean other Indebtedness of Nelson not to exceed $62,000,000, which Indebtedness shall be (a) on a parity with the obligations of Nelson and any other Credit Party arising under this Agreement, the Revolving Credit Notes, the Guaranty Agreement and all other Credit Documents, and (b) issued upon terms and conditions (including without limitation matters regarding interest rates, payment terms, maturities, amortization schedules, covenants, defaults and remedies) satisfactory in all respects to the Agent and the Required Lenders, as evidenced by the written approval of the Agent and Required Lenders; provided, however that the Consolidated Companies, Lenders and Agent acknowledge and agree that (i) the terms and conditions of the Senior Debt shall be no more restrictive than the terms and conditions of the Revolving Loans, (ii) all Senior Debt shall provide for the payment of interest only for at least seven (7) years from the date of issuance (except for Senior Debt in the principal amount not to exceed $15,000,000 owed to MetLife, which shall provide for the payment of interest only for at least three and one-half (3 1/2) years from the date of issuance), and (iii) the average life of the Senior Debt shall on the date of issuance be greater than seven (7) years. In no event shall the Senior Debt be deemed to include the SunTrust Letter of Credit Facility or the National City Bank, Kentucky (formerly known as First National Bank of Louisville) Letter of Credit Facility. The Gibson Debt is included in and shall be a part of the Senior Debt."

     5. Guarantors. Guarantors join in the execution of this First Amendment for the purpose of consenting to the terms of this First Amendment, to acknowledge their agreement that the terms of the Guaranty Agreement shall remain in full force and effect and to state that no event has occurred and no claim, offset or other condition exists that would relieve them of their obligations to Lenders under the Guaranty Agreement.

     6. Authority. Nelson and Guarantors represent that the terms of this First Amendment have been authorized by a duly adopted resolution of the Board of Directors of Nelson and Guarantors, respectively.

     7. No other Modification. Except as herein modified and amended, the terms and conditions of the Credit Agreement shall remain in full force and effect, and nothing herein is intended to, nor shall it, release, diminish or waive any rights of Lenders under the Credit Agreement or any other loan documents executed in connection therewith.

     8. Governing Law. This First Amendment shall be governed by and construed in accordance with the laws of the State of Tennessee.

     9. Counterparts. This Agreement may be executed in multiple counterparts, and all such executed counterparts shall constitute the same agreement. It shall not be necessary that the signatures of all parties be contained on any one counterpart. It shall be necessary to account for only one such counterpart in proving the existence or terms of this Agreement.

      THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK

     IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the date first written above.

                              THOMAS NELSON, INC.


                              By:   /s/ Joe L. Powers

                              Title:  Executive Vice President


                              SUNTRUST  BANK,  NASHVILLE,  N.  A.
                               (formerly  known as  Third National
                               Bank in Nashville), As Agent


                              By:   /s/ J. Fred Turner

                              Title:  First Vice President


                              SUNTRUST  BANK,  NASHVILLE,  N.  A.
                              (formerly known as Third National
                              Bank in Nashville)


                              By:  /s/ J. Fred Turner

                              Title:  First Vice President

                              NATIONAL CITY BANK, KENTUCKY
                              (formerly  known as  First National
                               Bank of Louisville)


                              By:   /s/ Randall J. Rawe

                              Title:   Sr. Vice President

                              FIRST AMERICAN NATIONAL BANK


                              By:   /s/ Scott M. Bane

                              Title:    Senior Vice President

                              NATIONSBANK OF TEXAS, N.A.


                              By:   /s/ Jay S. Tweed

                              Title:  Vice President

                              CREDITANSTALT - BANKVEREIN


                              By:    /s/ Robert Biringer

                              Title:   Sr. Vice President


                              By:  /s/ Scott Kray

                              Title:   Sr. Associate


                              GUARANTORS:

                              WORD, INCORPORATED


                              By:   /s/ Joe L. Powers

                              Title:  Secretary


                              PPC, INC.


                              By:   /s/ Joe L. Powers

                              Title:    Secretary


                              EDITORIAL CARIBE, INC.


                              By:   /s/ Joe L. Powers

                              Title:   Secretary


                              MORNINGSTAR RADIO NETWORK, INC.


                              By:    /s/ Joe L. Powers

                              Title:   Secretary


                              NELSON WORD LIMITED (formerly known
                              as Word (UK) Limited)


                              By:    /s/ Joe L. Powers

                              Title:    Director


                              WORD COMMUNICATIONS, LTD.


                              By:     /s/ Joe L. Powers

                              Title:   Secretary


                              WORD DIRECT, INC.


                              By:    /s/ Joe L. Powers

                              Title:   Secretary


                              WORD DIRECT PARTNERS, L.P.
                              By:  Word Direct, Inc., as general partner

                              By:    /s/ Joe L. Powers

                              Title:   Secretary








                              THE C. R. GIBSON COMPANY


                              By:   /s/ Joe L. Powers

                              Title:   Secretary


                              855763 ONTARIO LIMITED


                              By:   /s/ Joe L. Powers

                              Title:  Secretary